Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of September 16, 2024 by and among Chenghe Investment II Limited, a Cayman Islands limited liability company the (“Sponsor”) , Chenghe Acquisition II Co., a Cayman Islands exempted company limited by shares (“SPAC”), and Polibeli Group Ltd, a Cayman Islands limited liability company (the “Company”), and the directors and officers of SPAC set forth on Schedule A hereto (together with the Sponsor, each, a “Founder Shareholder” and collectively, the “Founder Shareholders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Founder Shareholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of (a) 2,875,000 SPAC Class B Ordinary Shares, (b) 266,875 SPAC private placement units, each private placement unit comprised of one SPAC Class A Ordinary Share, par value $0.0001 per share and one-half of one redeemable warrant to purchase one SPAC Class A ordinary share (the “Private Placement Units”), and (c) any other equity securities of SPAC (or any securities convertible into or exercisable or exchangeable for the equity securities of SPAC) acquired by such Founder Shareholders after the date of this Sponsor Agreement (all such securities set forth in clauses (a) through (c), being collectively referred to herein as “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, SPAC, the Company, Polibeli Merger One Limited, a Cayman Islands limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), have entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, the “Business Combination Agreement”), dated as of the date hereof;

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands, the parties thereto desire to enter into a business combination transaction, whereby at the Merger Effective Time, Merger Sub will merge with and into SPAC (the “Merger”), the separate corporate existence of Merger Sub will cease and SPAC will be the surviving corporation and a wholly owned subsidiary of the Company (the “Business Combination”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SPONSOR SUPPORT AGREEMENT; COVENANTS

1.1 Binding Effect of Business Combination Agreement. Each Founder Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Founder Shareholder shall be bound by and comply with Sections 7.6 (No Solicitation by SPAC) and 10.12 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Founder Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions.

1.2 New Shares. In the event that (a) any SPAC Ordinary Shares, SPAC Warrants or other equity securities of SPAC are issued to any Founder Shareholder after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of SPAC Ordinary Shares or SPAC Warrants of, on or affecting the SPAC Ordinary Shares or SPAC Warrants owned by such Founder Shareholder, (b) any Founder Shareholder purchases or otherwise acquires beneficial ownership of any SPAC Ordinary Shares, SPAC Warrants or other equity securities of SPAC after the date of this Sponsor Agreement and prior to the Closing, or (c) any Founder Shareholder acquires the right to vote or share in the voting of any SPAC Ordinary Shares or other equity securities of SPAC after the date of this Sponsor Agreement (such SPAC Ordinary Shares, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsors, as applicable, shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the SPAC Ordinary Shares or SPAC Warrants owned by such Founder Shareholder respectively, as of the date hereof, subject to compliance with applicable Laws of the relevant Governmental Authority.

1.3 Closing Date Deliverables. On the Closing Date, the Sponsor and other parties thereto shall deliver to SPAC and the Company a duly executed copy of that certain Registration Rights Agreement, by and among SPAC, the Sponsor, certain of the Company’s shareholders or their respective Affiliates, as applicable, in substantially the form attached as Exhibit A to the Business Combination Agreement.

1.4 Founder Shareholder Agreements.

(a) At any meeting of the shareholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought from the date hereof until the Closing Date or, if earlier, the termination of the Business Combination Agreement, each Founder Shareholder shall (i) appear at each such meeting in person or by proxy or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Shares:

(i) in favor of each SPAC Transaction Proposal;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the SPAC Transaction Proposals);

(iii) against any merger agreement, business combination agreement, merger, scheme of arrangement, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any equity securities of SPAC (other than the Business Combination Agreement and the transactions contemplated thereby);

(iv) against any change in the business, management or board of directors of SPAC (other than in connection with the SPAC Transaction Proposals); and

(v) against any proposal, action or agreement that would or would reasonably be expected to (A) impede, interfere with, delay, frustrate, prevent, result in termination or failure to consummate of, or nullify any provision of, this Sponsor Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC.

Each Founder Shareholder hereby agrees on its own behalf that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) During the period commencing on the date hereof and ending on the earlier of (i) the Merger Effective Time and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 thereof (the earlier of (i) and (ii), the “Expiration Time”), the Sponsor shall not modify or amend any Contract between or among the Sponsor or any of their respective Affiliates of the Sponsor (other than SPAC), on the one hand, and SPAC, on the other hand, without the prior written consent of the Company.

1.5 No Transfer. From the date of this Sponsor Agreement until the Expiration Time, each Founder Shareholder shall not, directly or indirectly, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), other than pursuant to the Merger. Notwithstanding the foregoing, such Founder Shareholder may make Transfers of the Subject Shares (A) pursuant to this Sponsor Agreement, (B) upon the consent of the Company and SPAC, (C) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, (D) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (E) in the case of an individual, pursuant to a qualified domestic relations order, (F) in the case of an individual, pursuant to a charitable gift or contribution, and (G) in the case of an entity, by virtue of such Founder Shareholder’s Governing Documents upon liquidation or dissolution of such Founder Shareholder; provided that, in each case of clauses (A) through (G), the power to vote (including, without limitation, by proxy or power of attorney) and otherwise fulfill such Founder Shareholder’s obligations under this Sponsor Agreement is not relinquished, and as a condition to the effectiveness of any such Transfer, such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Sponsor Agreement to the same extent as such Founder Shareholder was with respect to such transferred Subject Shares; provided, further, that in the case of clauses (D), (E) or (F), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Registration Statement or Proxy Statement being declared effective under the Securities Act. Any action attempted to be taken in violation of the preceding sentence will be null and void.

1.6 Waiver of Appraisal and Dissenters’ Rights. Each Founder Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Act and any other similar statute in connection with the Transactions and the Business Combination Agreement.

1.7 Waiver of Anti-Dilution Protection. Each Founder Shareholder hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the ability to adjust the Initial Conversion Ratio (as defined in the SPAC Charter) pursuant to Article 17 of the SPAC Articles in connection with the Transactions.

1.8 No Redemption. Each Founder Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the Expiration Time, such Founder Shareholder shall not elect to cause SPAC to redeem any Subject Shares, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions.

1.9 No Inconsistent Agreement. Each Founder Shareholder hereby represents and covenants that such Founder Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Founder Shareholder’s respective obligations hereunder.

Article II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Founder Shareholders. Each Founder Shareholder represents and warrants as of the date hereof to SPAC and the Company as follows:

(a) Organization; Due Authorization. Such Founder Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Founder Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Founder Shareholder. This Sponsor Agreement has been duly executed and delivered by such Founder Shareholder and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Founder Shareholder, enforceable against such Founder Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of such Founder Shareholder.

(b) Ownership. Such Founder Shareholder is, as of the date hereof, the record and beneficial owner (as defined in the Securities Act) of, and has good title to, the Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Shares (other than transfer restrictions under the Securities Act)) affecting the Subject Shares, other than Liens pursuant to (i) this Sponsor Agreement, (ii) SPAC’s Governing Documents, (iii) the Business Combination Agreement, or (iv) any applicable securities Laws. The Subject Shares are the only equity securities in SPAC owned of record or beneficially by such Founder Shareholder on the date of this Sponsor Agreement, and none of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Other than the Private Placement Units and the SPAC Warrants, such Founder Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Founder Shareholder, as applicable, does not, and the performance by such Founder Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Founder Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Founder Shareholder or its Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Founder Shareholder of its obligations under this Sponsor Agreement.

(d) Litigation. There are no Actions pending against such Founder Shareholder, or to the knowledge of such Founder Shareholder, as applicable, threatened against such Founder Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Founder Shareholder of its obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 5.13 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Founder Shareholder for which SPAC or any of its Affiliates may become liable.

(f) Acknowledgment. Such Founder Shareholder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Founder Shareholder’s execution and delivery of this Sponsor Agreement.

Article III
MISCELLANEOUS

3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) the written agreement of the Sponsor, SPAC, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

3.2 Amendment. Subject to applicable Law, this Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company and the Founder Shareholders.

3.3 Waiver. Each provision in this Sponsor Agreement may only be waived by written instrument making specific reference to this Sponsor Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Sponsor Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Sponsor Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.4 Notices. All notices and other communications under this Sponsor Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice), or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to SPAC:

Chenghe Acquisition II Co.
38 Beach Road #29-11
South Beach Tower
Singapore

Attention: Richard Qi Li
Email: richard.li@chenghecap.com

with copies (which shall not constitute actual or constructive notice) to:

Paul Hastings LLP
101 California Street, Forty-Eighth Floor

San Francisco, CA 94111
The United States

Attention:	Steve Camahort
Will Burns
Sean Monroe

Email:	stevecamahort@paulhastings.com
willburns@paulhastings.com
seanmonroe@paulhastings.com

If to any of the Company Parties, to:

Polibeli Group Ltd

Lt 49th Sahid Sudirman Centre,

Jl. Jenderal Sudirman No.Kav. 13-15 Lt 49,

RT.10/RW.11, Karet Tengsin, Kecamatan Tanah Abang,

Kota Jakarta Pusat, Daerah Khusus Ibukota Jakarta

Republic of Indonesia, 10220

Attention: Hua Chen

Email: cfo_office@polibeli.com

with copies (which shall not constitute actual or constructive notice) to:

Hogan Lovells

11/F, One Pacific Place

88 Queensway

Hong Kong

Attention: Stephanie Tang, Esq.
Email: Stephanie.Tang@hoganlovells.com

If to the Sponsor:

Chenghe Investment II Limited

38 Beach Road #29-11
South Beach Tower
Singapore

Attention: Richard Qi Li
Email: richard.li@chenghecap.com

with a copy (which will not constitute actual or constructive notice) to:

Paul Hastings LLP
101 California Street, Forty-Eighth Floor

San Francisco, CA 94111
The United States

Attention:	Steve Camahort
Will Burns
Sean Monroe

Email:	stevecamahort@paulhastings.com
willburns@paulhastings.com
seanmonroe@paulhastings.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice. If to a Founder Shareholder other than the Sponsor, to the address set forth under such Founder Shareholder’s signature to this Sponsor Agreement.

3.5 Assignment. No party hereto shall assign this Sponsor Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Sponsor Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.6 Rights of Third Parties. Nothing expressed or implied in this Sponsor Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Sponsor Agreement.

3.7 Governing Law; Jurisdiction. This Sponsor Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Sponsor Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Sponsor Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All legal proceedings arising under the Laws of the State of New York out of or relating to this Sponsor Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 3.4 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Sponsor Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Sponsor Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Sponsor Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.7.

3.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SPONSOR AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

3.9 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

3.10 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Sponsor Agreement, they shall take any actions necessary to render the remaining provisions of this Sponsor Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Sponsor Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.11 Headings; Counterparts. The headings in this Sponsor Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Sponsor Agreement. This Sponsor Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.12 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Sponsor Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Sponsor Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Sponsor Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

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IN WITNESS WHEREOF, the Sponsor, SPAC, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

CHENGHE INVESTMENT II LIMITED

By:	/s/ Richard Qi Li
	Name:	Richard Qi Li
	Title:	Director

[Signature Page to Sponsor Support Agreement]

SPAC:

CHENGHE ACQUISITION II CO.

By:	/s/ Shibin Wang
	Name:	Shibin Wang
	Title:	Director

[Signature Page to Sponsor Support Agreement]

Founder Shareholder

James Zhang

/s/ James Zhang
(Signature)

Address:	38B, Tung Chung Crescent Block 6,
Tung Chung, Hong Kong

Email:	james.z.zhang@gmail.com

[Signature Page to Sponsor Support Agreement]

Founder Shareholder

Kwan Sun

/s/ Kwan Sun
(Signature)

Address:	13401 Tossa Lane, Austin TX 78729,
United States

Email:	kwan.sun@millburnadvisory.com

[Signature Page to Sponsor Support Agreement]

Founder Shareholder

Ning Ma

/s/ Ning Ma
(Signature)

Address:	1805, 10 Dover Rise, Singapore

Email:	maning@lingfengcap.com

[Signature Page to Sponsor Support Agreement]

Founder Shareholder

Richard Qi Li

/s/ Richard Qi Li
(Signature)

Address:	8/F, Tower 4, The Lily,
129 Repulse Bay Road, Hong Kong

Email:	richard.li@chenghecap.com

[Signature Page to Sponsor Support Agreement]

COMPANY:

POLIBELI GROUP LTD

By:	/s/ Fucheng Yan
Name:	Fucheng Yan
Title:	Director

[Signature Page to Sponsor Support Agreement]

Schedule A

FOUNDER SHAREHOLDERS

Richard Qi Li

Ning Ma

Kwan Sun

James Zhang